00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

ELAN DEVELOPMENT, INC.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Elan Development, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1)

Resignation of officer

2)  Increase directors

WHEREAS, the Company has received the resignation of Colleen Ewanchuk as president of the Corporation.

RESOLVED, that the number of directors of the Corporation be increased from one director to,  two directors to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated: This 7th day of February, 2008.

The undersigned, being all the Directors of Elan Development, Inc., waive the required notice of meeting and consent to all actions taken hereby.

/s/Colleen Ewanchuk

COLLEEN EWANCHUK.

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